UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2017

AMAG PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(617) 498-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2017, AMAG Pharmaceuticals, Inc. (the “Company”) held its 2017Annual Meeting of Stockholders (the “2017 Annual Meeting”).  At the 2017 Annual Meeting, the Company’s stockholders approved the AMAG Pharmaceuticals, Inc. Fourth Amended and Restated 2007 Equity Incentive (the “Plan”) to, among other things, increase the number of shares of common stock available for issuance thereunder by 2,485,000 shares. The Plan previously had been approved, subject to stockholder approval, by the Company’s Board of Directors.

The Company’s officers and directors are among the persons eligible to receive awards under the Plan, as amended, in accordance with the terms and conditions thereunder. A detailed summary of the Plan is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the 2017 Annual Meeting filed with the Securities and Exchange Commission on April 20, 2017 (the “Proxy Statement”) under the caption “Proposal 2: Approval of the Fourth Amended and Restated 2007 Equity Incentive Plan”, which summary is incorporated herein by reference. That detailed summary of the Plan and the foregoing description of the Plan, are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to the Proxy Statement, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As disclosed above, on May 18, 2017, the Company held its 2017 Annual Meeting. As of March 31, 2017, the record date for the 2017 Annual Meeting, 34,445,394 shares of the Company’s common stock were issued and outstanding, of which 30,821,155 shares were represented, in person or by proxy, at the 2017 Annual Meeting, constituting a quorum. The following proposals, which are described in detail in the Proxy Statement, were voted upon and approved at the 2017 Annual Meeting:

1.     To elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
William K. Heiden	24,608,391	24,648	11,342	6,176,774
Barbara Deptula	24,371,930	205,849	66,602	6,176,774
John A. Fallon, M.D.	23,501,914	1,131,093	11,374	6,176,774
Brian P. Kelley	24,515,577	117,418	11,386	6,176,774
Robert J. Perez	24,444,100	188,790	11,491	6,176,774
Lesley Russell, MB.Ch.B., MRCP	21,843,058	2,789,645	11,678	6,176,774
Gino Santini	24,153,332	479,267	11,782	6,176,774
Davey S. Scoon	24,454,041	178,548	11,792	6,176,774
James R. Sulat	24,413,563	219,036	11,782	6,176,774

2.    To approve the AMAG Pharmaceuticals, Inc. Fourth Amended and Restated 2007 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s common stock available for issuance thereunder by 2,485,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,975,080	3,655,448	13,853	6,176,774

3.     To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,895,770	728,539	20,072	6,176,774

4.    To approve, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
20,558,773	67,393	4,010,804	7,411	6,176,774

In light of such vote, the Company's Board of Directors has determined that the Company will hold future non-binding advisory votes on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on the compensation of executives.

5.    To approve the Rights Agreement, dated April 7, 2017, to enhance the Company's ability to preserve the value of its net operating loss carryforwards and certain other deferred tax assets:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,523,074	6,101,667	19,640	6,176,774

6.    To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,505,651	295,997	19,507	-

Item 7.01. Regulation FD Disclosure.

As previously announced, the Company is hosting an Analyst Day in New York City on May 24, 2017. The presentation will include a slide deck, which is attached hereto as Exhibit 99.1. A live webcast of the event will be available in the investor relations section of the Company's website at www.amagpharma.com.

The information included in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby furnishes the following exhibit:

Exhibit Number	Description
99.1	Presentation materials from the Analyst Day, dated May 24, 2017.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph D. Vittiglio, Esq.
Joseph D. Vittiglio General Counsel, Senior Vice President of Legal Affairs, Technical Operations and Quality and Secretary

Date: May 24, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation materials from the Analyst Day, dated May 24, 2017 (furnished herewith).

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